EXHIBIT 10.3

STERLING BANK

1998 DIRECTOR STOCK OPTION PLAN

1.  Purpose of the Plan.

The purpose of the Sterling Bank 1998 Director Stock Option Plan (the “Plan”) is to encourage stock ownership by the directors of Sterling Bank (the “Bank”) to provide an incentive for the directors to contribute to the growth and prosperity of the Bank, and to assist the Bank in attracting and retaining directors through the grant of options to purchase shares of the Bank’s common stock (the “Options”) to all directors of the Bank who are not employees of the Bank.

2.  Administration.

(a)  The Plan shall be administered by a stock option committee (the “Committee”) appointed by the Board of Directors of the Bank (the “Board”). The Committee shall consist of not less than two members of the Bank’s Board. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board; provided, however, that any individual appointed to the Committee shall be a Director who is a “disinterested person.” The Committee shall hold meetings at such times and places as it may determine. If the Committee consists of three or more members, the Committee shall select one of its members as Chairman. Acts by a majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. No person while a member of the Committee shall receive a discretionary grant or award under any stock plan of the Bank.

(b)  The Committee shall be authorized to interpret the Plan and the Options granted thereunder, to establish, amend and rescind such rules and regulations as it deems necessary for the proper administration of the Plan, and to make all other determinations necessary or advisable for its administration. The Committee shall have the final authority to determine these matters. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

3.  Shares of Stock Subject to the Plan.

There will be reserved for use upon the exercise of Options to be granted under this Plan (subject to the provisions of Section 14 of this Plan), an aggregate of 40,000 shares of common stock of the Bank (the “Common Stock”), par value $2.00 per share, which shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Bank. Shares delivered under the Plan shall be fully paid and non-assessable.

4.  Eligibility.

All persons who are elected to the board of directors of the Bank at its annual meeting of shareholders and all persons who shall remain as directors at each annual meeting by virtue of the continuation of such persons’ terms as directors, except for directors who are employees of the Bank, shall be granted Options under the Plan pursuant to the terms of the Plan.

5.  Option Grant; Option Price; Option Agreement.

(a)  On the third business day following each annual meeting of shareholders of the Bank after the effective date of the Plan, each eligible director of the Bank shall receive an Option to purchase shares of Common Stock of the Bank in an amount to be determined by the Board.

(b)  The purchase price to be paid for each share of Common Stock deliverable upon the exercise of an Option shall be 100% of the fair market value of the shares of Common Stock of the Bank on the date of the granting of the Option. During such time as the Common Stock is not listed upon an established stock exchange or traded in the over-the-counter market the fair market value per share shall be determined by the Committee by relying upon whatever evidence it deems appropriate which may include, but need not be limited to, recent sales of the Common Stock, opinions of professional appraisers and recent sales of comparable shares of other companies. If the Common Stock is traded in the over-the-counter market, such fair market value shall be the mean between the dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day the Option is granted, as reported by the National Association of Securities Dealers, Inc. If the Common Stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the highest closing price of the Common Stock on such stock exchange or exchanges on the day the Option is granted or if no sale of the Bank’s Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock. Subject to the foregoing, the Committee in fixing the option price shall have fully authority and discretion.

(c)  Each Option granted hereunder shall be evidenced by a written agreement (the “Stock Option Agreement”) dated as of the date of the grant. The Stock Option Agreement shall be in such form as the Committee shall, from time to time, approve and shall set forth such terms and conditions which are consistent with the provisions of the Plan.

6.  Option Period and Conditions on Exercise.

(a)  Any Option received by a director shall be exercisable, in whole or in part, at any time.

(b)  No Option shall be exercisable with respect to any of the shares subject to the Option after the expiration of ten years from the date the Option is granted, and no Option shall be exercisable for less than one-hundred (100) shares.

7.  Termination of Service; Death; Retirement and Disability.

If any director to whom an Option has been granted shall cease to be a director prior to the date of an annual meeting of shareholders or shall not be re-elected at an annual meeting of shareholders, the Option shall be exercisable only to the following extent, subject to such further limitations as may be determined by the Board (subject to the restrictions of Section 14) at or prior to the time the Option is granted:

(a)  If the director’s term in office is terminated otherwise than by the death of the director, by retirement after attaining the age of sixty-five (65) or as a result of permanent disability, the director shall have the right at any time within six (6) months after the date of termination (but in no event after the expiration of ten (10) years from the date the Option is granted) to exercise the Option with respect to all or any part of the number of shares which were purchasable by him or her at the date of such termination. After the termination of the said six-month period, the Option shall terminate.

If the director’s term in office is terminated by his or her death, the person or persons to whom the director’s rights under the Option are transferred by will or by laws of descent and distribution shall have the right at anytime until the expiration date of the Option to exercise the Option with respect to all or any part of the number of shares which were purchasable by him or her on the date of death.

(b)  If the director’s term in office is terminated either by the retirement of the director after attaining the age of sixty-five (65), or as a result of the permanent disability of the director, the director shall have the right at any time until the expiration date of the Option to exercise the Option with respect to all or any part of the number of shares which were purchasable by him or her at the date of such termination; and in the event such former director dies prior to the expiration date of any Option held by such director on his or her retirement date or on the date of disability, the provisions of Section 7(b) above shall apply in the same manner as if the director had died while in office.

8.  Manner of Exercise.

Each Option shall be exercised by giving written notice to the Bank, addressed to the attention of its Secretary at its principal corporate office, which notice specifies the number of shares to be purchased and is accompanied by payment in full for the shares being purchased. Upon the exercise of an Option, the Option price shall be payable to the Bank either (i) in cash (including check, bank draft or money order), (ii) by delivery of shares of the Bank’s Common Stock already owned by the Optionee and having a fair market value equal to the Option price, or (iii) by a combination of (i) and (ii) above. The fair market value of any shares of the Bank’s Common Stock used as payment for the exercise of Options hereunder shall be determined pursuant to Section 12 hereof.

9.  Options Not Transferable.

No Option shall be transferable otherwise than by will or by the laws of descent and distribution and during the lifetime of the director to whom any Option is granted, it shall be exercisable only by him or her. Except as permitted by the preceding sentence, no Option, nor any right thereunder, shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option, or of any right thereunder, contrary to the provisions hereof, the Option and all rights thereunder shall immediately become null and void.

10.  Recapitalization.

The number of shares subject to the Plan and to Options granted under the Plan shall be adjusted as follows:

(a)  In the event that the Bank’s outstanding Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to the Options already granted thereunder and the Option price per share shall be proportionately adjusted and thereafter the number of shares to be granted to each director immediately after the annual meeting as provided in Section 5 hereof shall likewise be adjusted proportionately.

(b)  In the event that the Bank or the shareholders of the Bank enter into an agreement to dispose of all or substantially all of the assets or stock of the Bank by means of sale, merger, reorganization, liquidation or otherwise, the Board may, in its absolute discretion and notwithstanding anything contained in the Plan to the contrary, make provision for or direct (and shall give prompt notice of such provision or direction to each Optionee whose Option is affected) that the Option shall become immediately exercisable with respect to the full number of shares subject to the Option and shall terminate not later than the date of the sale, merger, reorganization or liquidation, as the case may be, or that the Option has been converted and changed into an Option to purchase a comparable amount of shares of the corporation to which, or into which, or with which the Bank will sell its assets or stock, or merge or reorganize, as the case may be.

11.  Rights as a Shareholder.

An Option holder shall have no rights as a shareholder with respect to shares subject to an Option until the date of the issuance of the shares to the Option holder. No adjustment will be made for cash dividends or other distributions or rights for which the record date is prior to the date of such issuance.

12.  Valuation.

The fair market value of the shares of Common Stock of the Bank as of any date shall be determined in accordance with the provisions of Section 5(b) hereof.

13.  Listing and Registration of Shares.

(a)  Each Option shall be subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, regulation, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Board. Further, the inability of the Bank to obtain from any regulatory body having jurisdiction the authority deemed by the Bank’s counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Bank of any liability in respect of the non-issuance or sale of such stock as to which such requisite authority shall not have been obtained.

(b)  If required by the Bank, the holder of an Option shall represent to the Bank that the shares which are issued upon exercise of his or her Option are purchased for investment and not with a view to resale or distribution, and certificates representing such shares shall bear an appropriate legend to reflect the fact that such shares have not been registered under the Securities Act of 1933 and that no sale or other disposition of such shares may be made except pursuant to an effective registration statement under such Act or in a transaction exempt from such registration requirement.

14.  Amendment or Termination of the Plan.

The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, that without approval of the shareholders, no such revision or amendment shall change the number of shares subject to Options (other than as provided in Section 10 or by reallocating previously reserved shares), change the designation of the class of persons eligible to receive Options, decrease the price at which Options may be granted, or remove the administration of the Plan from the Committee. No amendment, suspension or termination of the Plan shall, without an Option holder’s consent, alter or impair any rights or obligations under any Option already granted, and such Option shall remain in force and effect.

15.  Continuation as a Director.

Neither this Plan nor any Option granted hereunder shall confer upon any director any right to continue as a director of the Bank or limit in any respect the right of the shareholders to terminate his or her position as a director.

16.  No Prohibition on Corporate Action.

No provision of this Plan or any other stock option agreement shall be construed to prevent the Bank from taking any corporate action deemed by the Bank to be appropriate or in its best interest, whether or not such action could have an adverse effect on the Plan or any Options granted hereunder, and no Option holder or Option holder’s estate, personal representative or beneficiary shall have any claim against the Bank as a result of taking such action. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Bank, nor shall the Plan preclude the Bank from establishing any other forms of incentive or other compensation for directors of the Bank. This Plan is not intended to be and is not a qualified stock option plan under Section 422 of the Internal Revenue Code of 1986.

17.  Effective Date and Term of Plan; Shareholder Approval.

This Plan shall not become effective until and unless it has been adopted by the Board and approved at a meeting of the Bank’s shareholders by the vote of the holders of at least two-thirds (2/3) of the shares of the Bank’s Common Stock entitled to vote and a copy of the Plan has been filed with the Department of Banking in accordance with the New Jersey Banking Act of 1948, as amended. The effective date of the Plan shall be the date of shareholder approval of the Plan, and the Plan shall have a term of five (5) years from the effective date.

18.  Withholding Taxes.

The exercise of each Option shall be subject to the condition that if at any time the Bank shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of, or in connection with, the exercise or the delivery or purchase of shares pursuant to the Option, then in any such events, the exercise shall not be effective unless such withholding shall have been paid by the Optionee.

AMENDMENT
to
1998 DIRECTOR STOCK OPTION PLAN

RESOLVED, that the first sentence of Section 5(b) of the Sterling Bank 1998 Director Stock Option Plan be and hereby is amended to read in its entirety as follows: “The purchase price to be paid for each share of Common Stock deliverable upon the exercise of an Option shall be the higher of the par value or 100% of the fair market value of the shares of Common Stock of the Bank on the date of the granting of the Option.”